Exhibit 3.15

Execution Version

CONTRIBUTION, INDEMNITY, INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This Contribution, Indemnity, Intercreditor and Collateral Agency Agreement (this “Agreement”), dated as of June 14, 2017, is entered into by and among PogoTec, Inc., a Delaware corporation (the “Company”), the persons and entities delivering a signature page hereto, as the same may be updated from time to time (the “Investors”), and Jack McDougall, as the collateral agent appointed pursuant to the terms and conditions hereof (the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Company is entering into a financial arrangement with Pacific Western Bank (or its designees) (“Bank”) to provide debt for financing of the Company’s continued operations in the amount of up to $20,000,000 (including any refinancing in the future of the amounts extended by Bank, the “Bank Loan”) under that certain Loan Agreement dated as of the date hereof, by and between the Company, as borrower, and Bank, as lender (as the same may be modified, amended, restated or supplemented from time to time, the “Credit Agreement”).

WHEREAS, the Investors are all direct or indirect owners of equity interests in the Company.

WHEREAS, in support of the Bank Loan, on the terms and subject to the conditions set forth herein, (a) certain of the Investors (the “SLC Investors”) have arranged for one or more irrevocable standby letters of credit in form and substance acceptable to Bank to be issued by various financial institutions naming Bank as the beneficiary thereunder (each an “SLC”), in an aggregate amount per such Investor equal to the amount set forth opposite such Investor’s name on Schedule I hereto (as such Schedule I may be updated from time to time) (such amount the “SLC Amount” and together with the SLC Amounts of all Investors, the “Aggregate SLC Amounts”), (b) certain of the Investors (the “Loan Investors”) have made term loans (“Investor Loans”) to the Company pursuant to a note purchase agreement and certain promissory notes (collectively, the “Investor Loan Documents”) in an aggregate amount per such investor equal to the amount set forth opposite such Investor’s name on Schedule II hereto (as such Schedule II may be updated from time to time) (such amount, the “Investor Loan Amount” and together with the Investor Loan Amount of all Investors, the “Aggregate Investor Loan Amounts”), and (c) certain of the Investors (“Pledged Account Investors”) have pledged funds in support of the Bank Loan and have deposited such funds into accounts (“Pledged Accounts”) subject to control agreements in favor of Bank (such pledge agreements and control agreements, collectively, the “Pledged Account Documents”) in an aggregate amount per such Investor equal to the amount set forth opposite such Investor’s name on Schedule III hereto (as such Schedule III may be updated from time to time) (such amount, the “Pledged Account Amount” and together with the Pledged Account amounts of all Investors, the “Aggregate Pledged Account Amounts”). Bank is unwilling to extend credit to the Company unless (a) it receives the irrevocable letters of credit naming Bank as the beneficiary thereunder in the aggregate amount equal to the Aggregate SLC Amounts, (b) the Borrower receives loans from certain Investors in the aggregate amount equal to the Aggregate Investor Loan Amounts, and (c) the Bank has control agreements in favor of Bank in place in the aggregate amount equal to the Aggregate Pledged Account Amounts.

WHEREAS, in support of the Company Obligations (as defined below), the Company is party to that certain Intellectual Property Security Agreement dated as of the date hereof (the “Security Agreement”) by the Company in favor of the Collateral Agent for the benefit of the Investors, pursuant to which it has granted a security interest to the Collateral Agent for the benefit of the Investors in certain of its assets described therein.

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WHEREAS, the Investors wish to appoint the Collateral Agent to hold all security interests and liens granted by the Company in respect of the Company Obligations.

WHEREAS, the Investors wish to agree upon certain matters, including, without limitation, payment priorities and the application of Collateral (as defined below) proceeds.

WHEREAS, each of the Investors, the Collateral Agent, and the Company finds it advantageous, desirable and in his or its best interest to execute and deliver this Agreement.

NOW, THEREFORE, for the above reasons, in consideration of the mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

For the purposes of this Agreement, in addition to the terms defined in the introductory paragraph hereto and the recitals hereto, the following terms shall have the meanings specified with respect thereto below. Any plural term that is used herein in the singular shall be taken to mean each entity or item of the defined class and any singular term that is used herein in the plural shall be taken to mean all of the entities or items of the defined class, collectively.

“Affiliate” of any Person shall mean any other Person which directly or indirectly controls, is controlled by or is under common control with such first Person. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

“Collateral” shall mean all property and assets, and interests in property and assets, upon or in which the Company has granted a lien or security interest to the Collateral Agent under the Collateral Documents to secure all or any part of the Company Obligations.

“Collateral Agent Expenses” shall mean, without limitation, all costs and expenses incurred by the Collateral Agent in connection with the performance of its duties under this Agreement, including the realization upon or protection of the Collateral or enforcing or defending any lien upon or security interest in the Collateral or any other action taken in accordance with the provisions of this Agreement, expenses incurred for legal counsel (including reasonable allocated costs of staff counsel) in connection with the foregoing, and any other costs, expenses or liabilities incurred by the Collateral Agent for which the Collateral Agent is entitled to be reimbursed or indemnified by the Company pursuant to this Agreement or any Collateral Document or by the Investors pursuant to this Agreement.

“Collateral Documents” shall mean all agreements, documents and instruments (including, without limitation, all pledge agreements, security agreements, mortgages, collateral assignments, financing statements, and other perfection documents) entered into, delivered or authorized from time to time by the Company in favor of the Collateral Agent in respect of the Company Obligations or otherwise entered into, delivered or authorized from time to time by the Company to secure all or any part of the Company Obligations, as each may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, the documents listed on Schedule IV hereto, as the same may be updated from time to time.

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“Company Obligations” shall mean each and every monetary obligation owed by the Company to the Investors and the Collateral Agent under this Agreement, the Investor Loan Documents, the Pledged Account Documents, or the Collateral Documents, including, without limitation, loan principal, interest and fee obligations, contingent monetary obligations with respect to reimbursement of undrawn amounts under the SLCs, monetary obligations with respect to reimbursement of amounts withdrawn from any Pledged Account, and all fees, expenses, indemnifications and reimbursements owing from the Company. The term “Company Obligations” shall include all of the foregoing indebtedness, liabilities and obligations whether or not allowed as a claim in any bankruptcy, insolvency, receivership or similar proceeding.

“Enforcement” shall mean:

(a) for any Investor to make demand for payment of the Company under this Agreement, the Investor Loan Documents, the Pledged Account Documents, or any Collateral Document;

(b) for any Investor to commence judicial enforcement of any rights or remedies under or with respect to the Company Obligations, or to set off against any balances held by the Investor for the account of the Company or any other property at any time held or owing by such Investor to or for the credit or account of the Company;

(c) for the Collateral Agent to commence the judicial enforcement of any rights or remedies under any Collateral Document (other than an action solely for the purpose of establishing or defending the lien or security interest intended to be created by any Collateral Document upon or in any Collateral as against or from claims of third parties on or in such Collateral), to setoff against any balances held by it for the account of the Company or any other property at any time held or owing by it to or for the credit or for the account of the Company or to otherwise take any action to realize upon the Collateral; or

(d) the commencement by, against or with respect to the Company of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law or for the appointment of a receiver for the Company or its assets.

“Event of Default” shall mean (a) any default by the Company under any Collateral Document, any Investor Loan Document, any Pledged Account Document, or this Agreement, or (b) the draw by Bank on any SLC, (c) the withdrawal of funds by Bank from a Pledged Account, (d) the commencement by the Company of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law or for the appointment of a receiver for the Company or its assets, or (e) the commencement against or with respect to the Company of any proceeding under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law or for the appointment of a receiver for the Company or its assets that not dismissed within 60 days.

“Exposure” shall mean, with respect to any Investor at any time, the outstanding amount of the Company Obligations owing such Investor under this Agreement (excluding interest thereon).

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“Insolvent Entity” shall mean any entity that has (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Permitted Lien Release” shall mean a release of the security interest in any Collateral that is not material to the operation of the Borrower’s business.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust or other entity.

“Pro Rata Share” shall mean, with respect to any Investor at any time, a fraction, expressed as a percentage, the numerator of which is the amount of such Investor’s Exposure at such time, and the denominator of which is the aggregate amount of Exposure of all of the Investors at such time.

“Required Investors” shall mean, at any time, Investors whose Pro Rata Shares represent greater than 50% of the aggregate Exposure of all of the Investors.

“Specified Provisions” shall mean any of the terms relating to (i) amounts or timing of payments, (ii) terms relating to required payments or prepayments of any Company Obligations, (iii) negative covenants set forth in this Agreement, the Investor Loan Documents, the Pledged Account Documents, or the Collateral Agreements, (iv) covenants relating to the operations of the Company or its subsidiaries, (v) events of default, and (vi) definitions as used in any of the foregoing.

2. Standby Letters of Credit; Investor Loans; Pledged Accounts.

(a) Each of the Investors has (i) obtained from one or more financial institutions one or more irrevocable standby letters of credit in favor of Bank in an amount equal to the SLC Amount and in form and substance acceptable to Bank in support of the Company’s obligations under the Credit Agreement, and/or (ii) made a term loan to the Company in an amount equal to the Investor Loan Amount, and/or (iii) pledged funds in an amount equal to the Pledged Account Amount in support of the Bank Loan and deposited such funds into Pledged Accounts. While the Bank Loan is outstanding, (I) each SLC Investor will take all actions necessary to maintain in full force such Investor’s SLC(s) and shall not modify, amend, terminate, impair or take any other action that may adversely affect any SLC or the assets underlying any SLC without the prior written consent of the Company and Bank, (II) each Loan Investor will take all actions necessary to maintain in full force such Investor’s loan to the Company and shall not modify, amend, terminate, impair or take any other action that may adversely affect such loan without the prior written consent of the Company and Bank, and (III) each Pledged Account Investor will take all actions necessary to maintain in full force such Investor’s Pledged Accounts and shall not modify, amend, terminate, impair or take any other action that may adversely affect such Pledged Accounts without the prior written consent of the Company and Bank. Each SLC shall state that it is to be utilized solely for the obligations underlying the Bank Loan. Schedules I, II and III hereto may be amended to modify the SLC Amount of any Investor, the Aggregate SLC Amount, the Investor Loan Amount of any Investor, the Aggregate Investor Loan Amounts, the Pledged Account Amount of any Investor, and the Aggregate Pledged Account Amounts, by a supplement signed by the Company and each Investor whose SLC Amount, Investor Loan Amount, or Pledged Account Amount, respectively, is modified.

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(b) Each SLC will set forth (a) the specific or maximum amount that may be drawn upon by the beneficiary and that the issuer will be obligated to honor upon a compliant presentation (the “stated amount”), which shall, together with all other SLCs obtained by such Investor, be at least equal to such Investor’s SLC Amount; (b) the date by which compliant documents must be presented (the “expiry date”), and which may be automatically renewed for stated periods of time; and (c) a description of the documents and their contents to be presented. Each SLC shall permit partial draws. Such SLC shall be irrevocable and transferable in connection with any refinancing of the Bank Loan; provided however, that the final form, terms and conditions of the SLC shall be determined by Bank in its sole discretion.

(c) For the absence of doubt, any failure by any SLC Investor to maintain an SLC in favor of Bank as required under Section 2(a) through the date on which the Bank Loan is paid in full (the “Loan Termination Date”), including any prepayment thereon, without the consent of the Company, shall be deemed a material breach by such Investor of this Agreement. For the absence of doubt, any failure by any Loan Investor to maintain a loan to the Company as required under Section 2(a) through the Loan Termination Date, without the consent of the Company, shall be deemed a material breach by such Investor of this Agreement. For the absence of doubt, any failure by any Pledged Account Investor to maintain a Pledged Account as required under Section 2(a) through the Loan Termination Date, without the consent of the Company, shall be deemed a material breach by such Investor of this Agreement.

(d) Arrangement Fee. The Company agrees to pay to each Investor an “Arrangement Fee” equal to ten-percent (10%) of the SLC Amount per year or the average annual Loan Amount for such year, or the Pledged Account Amount per year, as applicable, pro rated for partial years in which the SLC, the Investor Loan, or the Pledged Account, respectively, is available. The Arrangement Fee will be paid as set forth in Section 2(f). If at any time an SLC Investor fails to arrange SLCs in the SLC Amount, a Loan Investor fails to maintain its Loan in the amount of the its Loan Amount, or a Pledged Account Investor fails to maintain a Pledged Account in the amount of its Pledged Account amount, such Investor shall be deemed to have forfeited the entirety of its Arrangement Fee.

(e) Interest. The Company agrees to pay (a) to each SLC Investor, interest equal to 3.0% per annum on the dollar amount drawn on any SLC by Bank, (b) to each Loan Investor, interest at the rates set forth in the Investor Loan Documents, and (c) to each Pledged Account Investor, interest equal to 3.0% per annum on the dollar amount withdrawn from any Pledged Account by Bank. Such interest payments shall be paid as set forth in Section 2(f).

(f) Promise to Pay; Security Interest. Without in any way abrogating or limiting any Investor’s obligations under this Agreement with respect to such Investor’s SLC, Investor Loan, or Investor Pledged Account, the Company hereby agrees, upon the occurrence of an Event of Default, to pay to the Investors (a) in full, but without duplication, any amounts paid by the Investors (directly, or through a draw on such Investor’s SLC, or through contribution to any other Investor) in respect of the Bank Loan pursuant to the exercise by Bank of its rights in respect of the SLCs, (b) in full, but without duplication, all amounts owing under the Investor Loans (directly or through contribution to any other Investor), (c) in full, but without duplication, all amounts withdrawn by Bank from the Pledged Accounts (directly or through contribution to any other Investor), (d) in full, all Arrangement Fees accruing under Section 2(d) hereof, and (e) in full, all interest payments accruing under Section 2(e) hereof. Such payments from the Company to the Investors will be paid after the Loan Termination Date at such times and in such amounts as determined by the Company in its discretion, but in any case in no more than two (2) equal annual installments, with the first such installment to be made within ninety (90) days following the Loan Termination Date. The Collateral Agent, for the benefit of the Investors, has been granted a security interest in the Collateral with respect to the performance of the Company’s obligations under this Agreement, the Investor Loan Documents, the Pledged Account Documents, and the Collateral Documents pursuant to the terms of the Security Agreement. If so requested, each Investor agrees to take all actions requested by Bank to properly subordinate certain obligations of the Company to the Investors in such form and with such terms and conditions as are requested by Bank.

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(g) Company Authority. Each Investor acknowledges and agrees that the Company shall have sole and exclusive discretion with respect to the terms and conditions of the Bank Loan and any amendments thereto, including without limitation as to the timing and manner of payment thereunder, extensions thereof, and increases to the commitments thereunder. No action taken by the Company in respect of the Bank Loan will have the effect of modifying the obligations with respect to the SLCs under this Agreement, the obligations with respect to the Investor Loans under the Investor Loan Documents, or the obligations with respect to the Pledged Accounts under the Pledged Account Documents. Without limiting the foregoing, each Investor agrees that Company may refinance the Bank Loan with one or more new lender(s) as its discretion and that each SLC in favor of Bank may be transferred in connection with any such refinancing and agrees to take all such steps as are requested by the Company to transfer such Investor’s SLC to such new lender and to make such Investor’s SLC in favor of such new lender(s).

3.	Contribution and Indemnification by Investors.

(a) Indemnification by Investors. Each Investor hereby covenants and agrees to and with each other Investor that in the event of the occurrence of an Event of Default, (a) in the event that any Investor (“SLC Payor”) is called upon to and shall pay and expend any amount or amounts to the financial institution issuing such Investor’s SLC(s) under and pursuant to the terms of any reimbursement agreement with respect to such Investor’s SLC(s) (hereinafter referred to as the “SLC Payment”), then and in such event, each other Investor (the “SLC Indemnifying Contributors”) shall indemnify the SLC Payor and hold the SLC Payor harmless to the extent of such Investor’s Pro Rata Share of such SLC Payment and any related loss, liability, deficiency, damage, expense or cost (including reasonable legal fees and expenses) (the “SLC Indemnification Payment”), (b) each other Investor (the “Investor Loan Indemnifying Contributors” and together with the SLC Indemnifying Contributors, the “Indemnifying Contributors”) shall indemnify the Loan Investors and hold the Loan Investors harmless to the extent of such Investor’s Pro Rata Share of such Investor Loan and any related loss, liability, deficiency, damage, expense or cost including reasonable legal fees and expenses) (the “Investor Loan Indemnification Payment”), and (c) in the event that Bank withdraws funds from any Pledged Account (the “Withdrawn Funds”), each other Investor (the “Pledged Account Indemnifying Contributors”) shall indemnify the Pledged Account Investors and hold the Pledged Account Investors harmless to the extent of such Investor’s Pro Rata Share of such Pledged Accounts and any related loss, liability, deficiency, damage, expense or cost including reasonable legal fees and expenses) (the “Investor Pledged Account Indemnification Payment” and together with the SLC Indemnification Payment and the Investor Loan Indemnification Payment, the “Indemnification Payments”). Such Indemnification Payment shall be made within five (5) days after receipt of written notice from the SLC Payor, Loan Investor or Pledged Account Investor requesting such payment, which notice shall include reasonable evidence of the SLC Payment, Investor Loan or Withdrawn Funds, as applicable. In the event an Indemnifying Contributor fails or refuses to make an Indemnification Payment under this Section 3(a), the SLC Payor, the Loan Investors and the Pledged Account Investors shall have all rights and remedies available at law and in equity. The rights and remedies of the SLC Payor, the Loan Investors and the Pledged Account Investors shall be cumulative in nature, and the exercise of one such remedy shall not preclude or limit the exercise of one or more other rights and remedies.

(b) Notice. Any Investor who receives notice of any draw made under one of its SLCs, any withdrawal from its Pledged Account, or of the occurrence of an Event of Default shall provide written notice, together with a copy of such claim or action, to each of the other Investors within ten (10) days of receipt of such notice.

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(c) Participation. After the occurrence of an Event of Default under the Credit Agreement, in the event any claim arises or an action is filed against any one Investor under the terms of an SLC or Investor Loan, the other Investors, at their discretion and expense, are authorized to appear and participate in the defense, compromise or settlement of such claim or action.

(d) Limitation. As of any date of determination, the Indemnification Payment of each Investor shall be equal to the maximum amount of liability which could be asserted against such Investor hereunder with respect to the applicable Indemnification Payment without (i) rendering such Investor “insolvent” within the meaning of Section 101(31) of the Federal Bankruptcy Code (the “Bankruptcy Code”) or Section 2 of either the Uniform Fraudulent Transfer Act (the “UFTA”) or the Uniform Fraudulent Conveyance Act (the “UFCA”), (ii) leaving such Investor with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Investor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

4.	Appointment of Collateral Agent.

(a) Appointment of Collateral Agent. Subject in all respects to the terms and provisions of this Agreement, the Investors hereby appoint Jack McDougall to act as collateral agent for the benefit of the Investors (the “Collateral Agent”) with respect to the liens upon and the security interests in the Collateral and the rights and remedies granted under and pursuant to the Collateral Documents, and Jack McDougall hereby accepts such appointment and agrees to act as such collateral agent. The agency created by this Section 4 shall in no way impair or affect any of the rights and powers of, or impart any duties or obligations upon, Jack McDougall in his individual capacity as an Investor, lender or creditor under this Agreement or any other agreement. To the extent legally necessary to enable the Collateral Agent to enforce or otherwise foreclose and realize upon any of the liens or security interests in the Collateral in any legal proceeding which the Collateral Agent either commences or joins as a party in accordance with the terms of this Agreement, each of the Investors agrees to join as a party in such proceeding and take such action therein concurrently to enforce and obtain a judgment for the payment of the Company Obligations held by it.

(b) Duties of Collateral Agent. Subject to the Collateral Agent having been directed to take such action in accordance with the terms of this Agreement, each Investor hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement, the Investor Loan Documents, the Pledged Account Documents, the Collateral Documents and any other instruments, documents and agreements referred to in this Agreement, the Investor Loan Documents, the Pledged Account Documents, the Collateral Documents and to exercise such powers under this Agreement, the Investor Loan Documents, the Pledged Account Documents, and the Collateral Documents as are specifically delegated to the Collateral Agent by the terms of this Agreement, the Investor Loan Documents, the Pledged Account Documents, and the Collateral Documents and such other powers as are reasonably incidental thereto. Subject to the provisions of Section 11 of this Agreement, the Collateral Agent is hereby irrevocably authorized to take all actions on behalf of the Investors to enforce the rights and remedies of the Collateral Agent and the Investors provided for in this Agreement, the Investor Loan Documents, the Pledged Account Documents, and the Collateral Documents or by applicable law with respect to the liens upon and security interests in the Collateral granted to secure the Company Obligations or the other rights and remedies granted to the Collateral Agent pursuant thereto, including, without limitation, to release the liens and security interests in favor of the Collateral Agent upon receipt of written confirmation from the Required Investors that the conditions for a Permitted Lien Release have been satisfied; provided, however, that, notwithstanding any provision to the contrary in any Collateral Documents, (i) the Collateral Agent shall act solely at and in accordance with the written direction of the Required Investors, (ii) the Collateral Agent shall not, without the written consent of all of the Investors, release or terminate by affirmative action or consent any lien upon or security interest in any Collateral granted under any Collateral Documents (except (x) to effect a Permitted Lien Release, and (y) upon disposition of such Collateral after an Event of Default pursuant to direction given under clause (i) of this Section 4(b)), and (iii) the Collateral Agent shall not accept any Company Obligations in whole or partial consideration for the disposition of any Collateral without the written consent of all of the Investors. The Collateral Agent agrees to make such demands and give such notices under the Collateral Documents as may be requested by, and to take such action to enforce the Collateral Documents and to foreclose upon, collect and dispose of the Collateral or of the Collateral Documents as may be directed by, the Required Investors; provided, however, that the Collateral Agent shall not be required to take any action that is contrary to law or the terms of the Collateral Documents or this Agreement. Once a direction to take any action has been given by the Required Investors to the Collateral Agent, and subject to any other directions which may be given from time to time by the Required Investors, decisions regarding the manner in which any such action is to be implemented and conducted (with the exception of any decision to settle, compromise or dismiss any legal proceeding, with or without prejudice) shall be made by the Collateral Agent, with the assistance and upon the advice of its counsel. Notwithstanding the provisions of the preceding sentence, any and all decisions to settle, compromise or dismiss any legal proceeding, with or without prejudice, which implements, approves or results in or has the effect of causing any release, change or occurrence, where such release, change or occurrence otherwise would require unanimous approval of all of the Investors pursuant to the terms of this Agreement, also shall require the unanimous approval of all of the Investors.

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(c) Requesting Instructions. The Collateral Agent may at any time request directions from the Investors as to any course of action or other matter relating to the performance of its duties under this Agreement, the Investor Loan Documents, the Pledged Account Documents, and the Collateral Documents, and the Investors shall respond to such request in a reasonably prompt manner.

(d) Emergency Actions. If the Collateral Agent has asked the Required Investors for instructions following the receipt of any notice of an Event of Default and if the Required Investors have not responded to such request within 30 days, the Collateral Agent shall be authorized to take such actions with regard to such Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to protect the Collateral from damage or destruction; provided, however, that once instructions have been received from the Required Investors, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary to such instructions.

(e) Collateral Document Amendments. An amendment, supplement, modification, restatement or waiver of any provision of any Collateral Document, any consent to any departure by the Company from any such provision, or the execution or acceptance by the Collateral Agent of any Collateral Document not in effect on the date of this Agreement shall be effective if, and only if, consented to in writing by the Required Investors; provided, however, that, (i) no such amendment, supplement, modification, restatement, waiver, consent or such Collateral Document not in effect on the date of this Agreement which imposes any additional responsibilities upon the Collateral Agent shall be effective without the written consent of the Collateral Agent, and (ii) no such amendment, supplement, modification, waiver or consent shall release any Collateral from the lien or security interest created by any Collateral Document not subject to the exception in Section 4(b)(ii) of this Agreement or narrow the scope of the property or assets in which a lien or security interest is granted pursuant to any Collateral Document or change the description of the obligations secured thereby without the written consent of all Investors.

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(f) Administrative Actions. The Collateral Agent shall have the right to take such actions under this Agreement, the Investor Loan Documents, the Pledged Account Documents, and under the Collateral Documents, not inconsistent with the instructions of the Required Investors or the terms of the Collateral Documents and this Agreement, as the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the liens on the Collateral for the benefit of the Investors.

(g) Collateral Agent Acting Through Others. The Collateral Agent may perform any of its duties under this Agreement, the Investor Loan Documents, the Pledged Account Documents, and the Collateral Documents by or through attorneys (which attorneys may be the same attorneys who represent any Investor), agents or other persons reasonably deemed appropriate by the Collateral Agent. In addition, the Collateral Agent may act in good faith reliance upon the opinion or advice of attorneys selected by the Collateral Agent. In all cases the Collateral Agent may pay reasonable fees and expenses of all such attorneys, agents or other persons as may be employed in connection with the performance of its duties under this Agreement, the Collateral Loan Documents, the Pledged Account Documents, and the Collateral Documents.

(h) Resignation of Collateral Agent.

(i) The Collateral Agent (A) may resign at any time upon notice to the Investors, and (B) may be removed at any time upon the written request of the Required Investors sent to the Collateral Agent and the other Investors. For the purposes of any determination of Required Investors under this Section 4(h)(i), the Pro Rata Share of any Insolvent Entity shall be disregarded.

(ii) If the Collateral Agent shall resign or be removed, the Required Investors shall have the right to select a replacement Collateral Agent by notice to the Collateral Agent and the other Investors.

(iii) Upon any replacement of the Collateral Agent, the Collateral Agent shall assign all of the liens upon and security interests in all Collateral under the Collateral Documents, and all right, title and interest of the Collateral Agent under all the Collateral Documents, to the replacement Collateral Agent, without recourse to the Collateral Agent or any Investor and at the expense of the Company.

(iv) No resignation or removal of the Collateral Agent shall become effective until a replacement Collateral Agent shall have been selected as provided in this Agreement and shall have assumed in writing the obligations of the Collateral Agent under this Agreement and under the Collateral Documents. In the event that a replacement Collateral Agent shall not have been selected as provided in this Agreement or shall not have assumed such obligations within 90 days after the resignation or removal of the Collateral Agent, then the Collateral Agent may apply to a court of competent jurisdiction for the appointment of a replacement Collateral Agent.

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(i) Indemnification of Collateral Agent. The Company, by its consent to this Agreement, hereby agrees to indemnify and hold the Collateral Agent, its officers, directors, employees and agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) harmless against any and all costs, claims, damages, penalties, liabilities, losses and expenses (including, but not limited to, court costs and reasonable attorneys’ fees) which may be incurred by or asserted against the Collateral Agent or any such officers, directors, employees and agents by reason of its status as agent under this Agreement or which pertain, whether directly or indirectly, to this Agreement, the Investor Loan Documents, the Pledged Account Documents, the Collateral Documents, or to any action or failure to act of the Collateral Agent as agent hereunder, except to the extent any such action or failure to act by the Collateral Agent constitutes gross negligence, willful misconduct, or a breach of this Agreement in bad faith. The obligations of the Company under this Section 4(i) shall survive the payment in full of the Company Obligations and the termination of this Agreement.

(j) Liability of Collateral Agent. In the absence of gross negligence, willful misconduct, or a breach of this Agreement in bad faith, the Collateral Agent will not be liable to any Investor for any action or failure to act or any error of judgment, negligence, mistake or oversight on its part or on the part of any of its officers, directors, employees or agents. To the extent not paid by the Company, each Investor hereby severally, and not jointly, agrees to indemnify and hold the Collateral Agent and each of its officers, directors, employees and agents (collectively, “lndemnitees”) harmless from and against any and all liabilities, costs, claims, damages, penalties, losses and actions of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnitee) incurred by or asserted against any Indemnitee arising out of or in relation to this Agreement, the Investor Loan Documents, the Pledged Account Documents, or the Collateral Documents or its status as agent under this Agreement or any action taken or omitted to be taken by any Indemnitee pursuant to and in accordance with any of the Collateral Documents, the Investor Loan Documents, the Pledged Account Documents, and this Agreement, except to the extent arising from the gross negligence, willful misconduct, or breach of this Agreement in bad faith, with each Investor being liable only for its Pro Rata Share of any such indemnification liability. The obligations of the Investors under this Section 4(j) shall survive the payment in full of the Borrower Obligations and the termination of this Agreement.

(k) No Reliance on Collateral Agent. Neither the Collateral Agent nor any of its officers, directors, employees or agents (including, but not limited to, any attorneys acting at the direction or on behalf of the Collateral Agent) shall be deemed to have made any representations or warranties, express or implied, with respect to, nor shall the Collateral Agent or any such officer, director, employee or agent be liable to any Investor or responsible for (i) any warranties or recitals made by the Company in the Collateral Documents or any other agreement, certificate, instrument or document executed by the Company in connection with the Collateral Documents, (ii) the due or proper execution or authorization of this Agreement or any Collateral Documents by any party other than the Collateral Agent, or the effectiveness, enforceability, validity, genuineness or collectability as against the Company of any Collateral Document or any other agreement, certificate, instrument or document executed by the Company in connection with any Collateral Document, (iii) the present or future solvency or financial worth of the Company, or (iv) the value, condition, existence or ownership of any of the Collateral or the perfection of any lien upon or security interest in the Collateral (whether now or hereafter held or granted) or the sufficiency of any action, filing, notice or other procedure taken or to be taken to perfect, attach or vest any lien or security interest in the Collateral. Except as may be required by Section 4(b) of this Agreement, the Collateral Agent shall not be required, either initially or on a continuing basis, to (A) make any inquiry, investigation, evaluation or appraisal respecting, or enforce performance by the Company of, any of the covenants, agreements or obligations of the Company under any Collateral Document, or (B) undertake any other actions (other than actions expressly required to be taken by it under this Agreement). Nothing in any of the Collateral Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations, duties or responsibilities except as set forth in this Agreement, the Investor Loan Documents, the Pledged Account Documents, and the Collateral Documents. The Collateral Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, telecopy or other paper or document given to it by any person reasonably and in good faith believed by it to be genuine and correct and to have been signed or sent by such person. The Collateral Agent shall have no duty to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Investor Loan Documents or any Collateral Documents. Except upon the direction of the Required Investors pursuant to Section 4(b) of this Agreement, the Collateral Agent shall not be required to inspect the properties or books and records of the Company for any purpose, including to determine compliance by the Company with its covenants respecting the perfection of security interests.

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5. Lien Priorities. The parties to this Agreement expressly agree that the security interests and liens granted to the Collateral Agent shall secure the Company Obligations on a pari passu basis for the benefit of the Investors and that, notwithstanding the relative priority or the time of grant, creation, attachment or perfection under applicable law of any security interests and liens, if any, of the Investors upon or in any of the Collateral to secure any Obligations, whether such security interests and liens are now existing or hereafter acquired or arising and whether such security interests and liens are in or upon now existing or hereafter arising Collateral, such security interests and liens shall be first and prior security interests and liens (subject to security interests and liens permitted by the Collateral Documents or this Agreement) in favor of the Collateral Agent to secure all of the Company Obligations on a pari passu basis for the benefit of the Investors.

6. Certain Notices. Each of the Collateral Agent and each Investor agrees to use its best efforts to give to the others (a) copies of any notice of the occurrence or existence of an Event of Default sent to the Company, simultaneously with the sending of such notice to the Company, (b) notice of the occurrence or existence of an Event of Default of which such party has knowledge, promptly after obtaining knowledge thereof, and (c) notice of an Enforcement by such party (excluding an Enforcement approved by the Required Investors as required by this Agreement), prior to commencing such Enforcement, but the failure to give any of the foregoing notices shall not affect the validity of such notice of an Event of Default given to the Company or create a cause of action against or cause a forfeiture of any rights of the party failing to give such notice or create any claim or right on behalf of any third party. The Collateral Agent agrees to deliver to each Investor a copy of each notice or other communication received by it under any Collateral Document as soon as practicable after receipt of such notice or communication and a copy of any Collateral Document executed after the date of this Agreement as soon as practicable after the execution thereof.

7. Distribution of Proceeds of Collateral and Payments and Collections After Enforcement.

(a) On and after the occurrence of an Event of Default (unless such Event of Default has been waived pursuant to the terms of this Agreement or a Collateral Document with the consent of the Majority Investors, or pursuant to the terms of an Investor Loan Document), all proceeds of Collateral held or received by the Collateral Agent or any Investor and any other collections or payments received, directly or indirectly, by the Collateral Agent or any Investor on or with respect to any Company Obligations (including, without limitation, any amount of any balances held by the Collateral Agent or any Investor for the account of the Company or any other property held or owing by it to or for the credit or for the account of the Company setoff or appropriated by it, any payment in an insolvency or reorganization proceeding and the proceeds from any sale of any Company Obligations or any interest therein to the Company or any Affiliate of the Company (other than the Investors), but excluding, except as otherwise provided in paragraph (b) of this Section 7, amounts on deposit in the Special Cash Collateral Account provided for in paragraph (b) of this Section 7) shall be delivered to the Collateral Agent and distributed as follows:

(i) First, to the Collateral Agent in the amount of any unpaid Collateral Agent Expenses;

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(ii) Next, to the extent proceeds remain, to the Investors in the amount of any unreimbursed amounts paid by the Investors to any Indemnitee pursuant to Section 4(i) of this Agreement, pro rata in proportion to the respective unreimbursed amounts thereof paid by each Investor; and

(iii) Next, to the extent proceeds remain, to each Investor an amount equal to its Pro Rata Share of such proceeds in respect of the Company Obligations owing to it.

Notwithstanding the foregoing, with respect to any collections or payments received by any Investor on or after the occurrence of an Event of Default but prior to the date of the occurrence of an Enforcement, (1) such collections and payments shall be subject to the distribution provisions of clauses (i) through (iii), above, only to the extent that the principal amount of the Company Obligations owed to such Investor on the date of such Enforcement is less than the principal amount of the Company Obligations owed to such Investor on the date of such Event of Default, and (2) the amount of any such collections and payments subject to the distribution provisions of clause (i) through (iii) above, in accordance with clause (1) shall not be so distributed until the date of the occurrence of such Enforcement. After the Obligations have been finally paid in full in cash, the balance of proceeds of the Collateral, if any, shall be paid to the Company or as otherwise required by law.

(b) Any payment pursuant to clause (a)(iii) of this Section 7 with respect to undrawn amounts of outstanding SLCs and amounts in Pledged Accounts that have not been withdrawn by Bank shall be paid to the Collateral Agent for deposit in an account (the “Special Cash Collateral Account”) to be held as collateral for the Company Obligations and disposed of as provided herein. On each date after the occurrence of an Enforcement on which a payment is made to a beneficiary pursuant to a draw on a SLC or on which a withdrawal is made by Bank from a Pledged Account, the Collateral Agent shall distribute from the Special Cash Collateral Account for application to the payment of the reimbursement obligation due to the Investors with respect to such draw or with respect to such withdrawal an amount equal to the product of (1) the amount then on deposit in the Special Cash Collateral Account, and (2) a fraction, the numerator of which is the amount of such draw or withdrawal and the denominator of which is the aggregate undrawn amount of all outstanding SLCs and Pledged Account balances immediately prior to such draw. On each date after the occurrence of an Enforcement on which a reduction in the undrawn amount of any outstanding SLC other than on account of a payment made to a beneficiary pursuant to a draw on a SLC occurs, or a distribution to the Pledged Account Investor from its Pledged Account occurs, then the Collateral Agent shall distribute from the Special Cash Collateral Account an amount equal to the product of (1) the amount then on deposit in the Special Cash Collateral Account and (2) a fraction the numerator of which is the amount of such reduction or distribution and the denominator of which is the aggregate undrawn amount of all outstanding SLCs and Pledged Account balances immediately prior to such reduction, which amount shall be distributed as provided in clauses (a)(i) through (iii) above. At such time as the undrawn amount of outstanding SLCs and the Pledged Account balances are both reduced to zero, any amount remaining in the Special Cash Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in clause (a) above.

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(c) Any re-allocations of any payments or distributions initially made or received on any Company Obligations due to payments and transfers among the Investors and the Collateral Agent under this Section 7 shall be deemed to reduce the Company Obligations of any Investor receiving any such payment or other transfer under this Section 7 and shall be deemed to restore and reinstate the Company Obligations of any Investor making any such payment or other transfer under this Section 7, in each case by the amount of such payment and other transfer; provided that if for any reason such restoration and reinstatement shall not be binding against the Company, then the Investors and the Collateral Agent agree to take such actions as shall have the effect of placing them in the same relative positions as they would have been if such restoration and reinstatement had been binding against the Company and the Company.

8. Actions Related to Collateral; Other Liens, Security Interests and Guaranties.

(a) Each Investor agrees that it will have recourse to the Collateral only through the Collateral Agent, that it shall have no independent recourse to the Collateral and that it shall refrain from exercising any rights or remedies under the Collateral Documents which have or may have arisen or which may arise as a result of an Event of Default, except that, upon the direction of the Required Investors, any Investor may set off any amount of any balances held by it for the account of the Company or any other property held or owing by it to or for the credit or for the account of the Company, provided that the amount set off is delivered to the Collateral Agent for application pursuant to Section 7 of this Agreement. Without such direction, no Investor shall set off any such amount. For the purposes of determining whether such direction to setoff has been given, any Investor which has not voted in favor of or against such setoff within three business days of receiving notice from another Investor of its intent to setoff will be deemed to have voted in favor of such setoff. For the purposes of perfection any setoff rights which may be available under applicable law, any balances held by the Collateral Agent or any Investor for the account of the Company or any other property held or owing by the Collateral Agent or any Investor to or for the credit or account of the Company shall be deemed to be held as agent for all Investors.

(b) No Investor shall take or receive a security interest in or lien upon any of the Collateral as security for the payment of any indebtedness of the Company other than the Company Obligations. No Investor shall take or receive a security interest in or a lien upon any of the property or assets of the Company as security for the payment of any Company Obligations other than liens and security interests granted to the Collateral Agent in the Collateral pursuant to the Collateral Documents. In the event a Permitted Lien Release occurs and the Investors release their liens on the Collateral, and, subsequent thereto, any Investor receives liens on assets of the Company, the Investors agree to take all steps necessary to promptly cause all of the Investors to benefit from such liens on terms and conditions substantially similar to those set forth in this Agreement and pursuant to the Collateral Documents delivered in connection with this Agreement.

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(c) Nothing contained in this Agreement shall (i) prevent an Investor from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating to the Collateral or any one or more of the Collateral Documents as directed by the Required Investors, which shall be governed by the provisions of this Agreement, or (ii) affect or impair the right any Investor may have under the terms and conditions governing the Company Obligations to accelerate and demand repayment of such Company Obligations. Subject only to the express limitations set forth in this Agreement, each Investor retains the right to freely exercise its rights and remedies as a general creditor of the Company in accordance with applicable law and agreements with the Company, including without limitation the right to file a lawsuit and obtain a judgment therein against the Company and to enforce such judgment against any assets of the Company other than the Collateral.

(d) Subject to the provisions set forth in this Agreement, each Investor and its affiliates (other than the Company) may (without having to account therefor to any Investor) own, sell, acquire and hold equity and debt securities of the Company and lend money to and generally engage in any kind of business with the Company (as if, in the case of Jack McDougall, he was not acting as Collateral Agent), and, subject to the provisions of this Agreement, the Investors and their affiliates (other than the Company) may accept dividends, interest, principal payments, fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the other Investors, provided that any such amounts which constitute Company Obligations are provided for in this Agreement, the Investor Loan Documents, the Pledged Account Documents or the Collateral Documents.

9. Waiver of Subrogation. Unless and until all obligations of the Company under the Bank Loan have been irrevocably and indefeasibly paid in full, performed and discharged, and Bank no longer has any obligation to make advances, the Investors and the Collateral Agent waive and agree not to enforce any claim, right or remedy which the Investors may now have or hereafter acquires against the Company that arises hereunder and/or from the payment or performance by the Investors of the obligations of the Company under the Bank Loan, whether or not any such claim, right or remedy arises in equity, under contract, by statute or otherwise, including: (i) any right of the Investors to be subrogated in whole or in part to any claim, right or remedy of Bank; (ii) any claim, right or remedy of reimbursement, exoneration, contribution or indemnification from the Company or participation in any claim, right or remedy of Bank against the Company, any security which Bank now has or hereafter acquires; and (iii) any right to require the marshalling of assets of the Company. Each Investor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Bank Loan and that the waivers set forth in this Paragraph are knowingly made in contemplation of such benefits.

10.	Accounting; Adjustments.

(a) The Collateral Agent and each Investor agrees to render an accounting to any of the others of the amounts of the outstanding Company Obligations, receipts of payments from the Company or from the Collateral and of other items relevant to the provisions of this Agreement upon the reasonable request from one of the others as soon as reasonably practicable after such request, giving effect to the application of payments and collections as hereinbefore provided in this Agreement.

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(b) Each Investor agrees that to the extent any payment of any Company Obligations made to it hereunder is in excess of the amount due to be paid to it hereunder, or in the event any payment of any Company Obligations made to any Investor is subsequently invalidated, declared fraudulent or preferential, set aside or required to be paid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause (“Avoided Payments”), then it shall pay to the other Investors (or in the case of Avoided Payments the other Investors shall pay to it) such amounts so that, after giving effect to the payments hereunder by all parties, the amounts received by all parties are not in excess of the amounts to be paid to them hereunder as though any payment so invalidated, declared to be fraudulent or preferential, set aside or required to be repaid had not been made.

11. Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, with proper postage prepaid, one business day after delivery to a courier for next day delivery, upon delivery by courier or upon transmission by telecopy or similar electronic medium (provided that a copy of any such notice sent by such transmission is also sent by one of the other means provided hereunder within one day after the date sent by such transmission) to the addresses set forth below the signatures hereto, with a copy to any person or persons set forth below such signature shown as to receive a copy, or to such other address as any party designates to the others in the manner herein prescribed. Any party giving notice to any other party hereunder shall also give copies of such notice to all other parties. Any notice delivered to the Collateral Agent shall be deemed to be delivered to all of the Investors.

12. Contesting Liens or Security Interests; No Partitioning or Marshaling of Collateral; Contesting Obligations.

(a) No Investor shall contest the validity, perfection, priority or enforceability of or seek to avoid, have declared fraudulent or have put aside any lien or security interest granted to the Collateral Agent and each Investor hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such liens or security interests. Each Investor shall also use its best efforts to notify the other Investors of any change in the location of any of the Collateral or the business operations of the Company or of any change in law which would make it necessary or advisable to file additional financing statements in another location as against the Company with respect to the liens and security interests intended to be created by the Collateral Documents, but the failure to do so shall not create a cause of action against the Investor failing to give such notice or create any claim or right on behalf of any other Investor and any third party.

(b) Notwithstanding anything to the contrary in this Agreement or in any Collateral Document, no Investor shall have the right to have any of the Collateral, or any security interest or other property being held as security for all or any part of the Company Obligations by the Collateral Agent, partitioned, or to file a complaint or institute any proceeding at law or in equity to have any of the Collateral or any such security interest or other property partitioned, each Investor hereby waives any such right. The Collateral Agent and each Investor hereby waive any and all rights to have the Collateral, or any part thereof, marshaled upon any foreclosure of any of the liens or security interests securing the Company Obligations.

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(c) Neither the Collateral Agent nor any Investor shall contest the validity or enforceability of or seek to avoid, have declared fraudulent or have set aside any Company Obligations (including, without limitation, any guaranty thereof). In the event any Company Obligations are invalidated, avoided, declared fraudulent or set aside for the benefit of the Company, the Collateral Agent and the Investors agree that such Company Obligations shall nevertheless be considered to be outstanding for all purposes of this Agreement.

13. Bankruptcy Proceedings. Nothing contained herein shall limit or restrict the independent right of any Investor to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of Collateral and post-petition financing arrangements, provided such initiating Investor provides all other Investors prior notice of the initiation of any such action. The Collateral Agent is not entitled to initiate such actions on behalf of any Investor or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Investor. The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the post-petition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Required Investors. This Agreement shall survive the commencement of any such bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding.

14. Independent Credit Investigation. Neither the Collateral Agent nor any Investor, nor any of its respective directors, officers, agents or employees, shall be responsible to any of the others for the solvency or financial condition of the Company or the ability of the Company to repay any of the Company Obligations, or for the value, sufficiency, existence or ownership of any of the Collateral, the perfection or vesting of any lien or security interest, or the statements of the Company, oral or written, or for the validity, sufficiency or enforceability of any of the Company Obligations, this Agreement, any Collateral Documents, any document or agreement executed or delivered in connection with or pursuant to any of the foregoing, or the liens or security interests granted by the Company in connection therewith. Each of the Collateral Agent and each Investor has entered into its respective financial agreements with the Company based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation by any of the others, with respect to the matters identified or referred to in this Section.

15. Supervision of Obligations. Except to the extent otherwise expressly provided herein, each Investor shall be entitled to manage, supervise, amend and modify (including, without limitation, an amendment to increase the amount of such Company Obligations or waive an Event of Default) the obligations of the Company to it in accordance with applicable law and such Investor’s practices in effect from time to time without regard to the existence of any other Investor.

16. Turnover of Collateral. If any Investor acquires custody, control or possession of any Collateral or any proceeds thereof other than pursuant to the terms of this Agreement, such Investor shall promptly cause such Collateral or the proceeds of such Collateral to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition and distribution in accordance with the provisions of Section 7 of this Agreement. Until such time as such Investor shall have complied with the provisions of the immediately preceding sentence, such Investor shall be deemed to hold such Collateral and the proceeds thereof in trust for the parties entitled thereto under this Agreement.

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17. Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation (or in the process of becoming qualified, licensed and in good standing) in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b) Authority. The execution, delivery and performance by the Company of each this Agreement, the Investor Loan Documents, the Pledged Account Documents, and the Collateral Documents (as defined below) to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company; and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. This Agreement, the Investor Loan Documents, the Pledged Account Documents, and each Collateral Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of this Agreement, each Investor Loan Document, each Pledged Account Document and each Collateral Document executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not violate the Company’s certificate of incorporation or bylaws.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Agreement, the Investor Loan Documents, each Pledged Account Document or any Collateral Document executed by the Company and the performance and consummation of the transactions contemplated thereby.

18. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company as of the date such Investor becomes a party to this Agreement as follows:

(a) Maintenance of SLC. Each SLC Investor shall take all actions necessary to maintain the effectiveness of the SLC(s) through the Loan Termination Date. Without limiting the foregoing, such Investor shall notify the Company of any prospective occurrence or actual event of default (or similar provision) with respect to such Investor’s SLC(s) and shall take all actions necessary to correct any such event of default and/or immediately replace such SLC with a new SLC in form and substance that is acceptable to Bank.

(b) Maintenance of Investor Loan. Each Loan Investor shall take all actions necessary to maintain the effectiveness of the Investor Loan(s) through the Loan Termination Date. Without limiting the foregoing, such Investor shall notify the Company of any prospective occurrence or actual event of default (or similar provision) with respect to such Investor’s Investor Loan(s).

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(c) Maintenance of Pledged Account. Each Pledged Account Investor shall take all actions necessary to maintain the Pledged Accounts through the Loan Termination Date. Without limiting the foregoing, such Investor shall notify the Company of any prospective occurrence or actual event of default (or similar provision) with respect to such Investor’s Pledged Accounts.

(d) Authority. The execution, delivery and performance by the Investor of each this Agreement, the Investor Loan Documents, the Pledged Account Documents, and the Collateral Documents (as defined below) to be executed by the Investor and the consummation of the transactions contemplated thereby (i) are within the power of the Investor; and (ii) have been duly authorized by all necessary actions on the part of the Investor.

(e) Enforceability. This Agreement, each Investor Loan Document, each Pledged Account Document, and each Collateral Document executed, or to be executed, by the Investor has been, or will be, duly executed and delivered by the Investor and constitutes, or will constitute, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(f) Non-Contravention. The execution and delivery by the Company of this Agreement, each Investor Loan Document, each Pledged Account Document, and each Collateral Document executed by the Investor and the performance and consummation of the transactions contemplated thereby do not and will not violate the Investor’s certificate of incorporation or bylaws, if applicable.

(g) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Agreement, each Investor Loan Document, each Pledged Account Document, or any Collateral Document executed by the Investor and the performance and consummation of the transactions contemplated thereby.

19. Amendment. This Agreement and the provisions hereof may be amended, modified or waived only by a writing signed by the Collateral Agent, the Investors, and the Company.

20. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, including subsequent holders of the Company Obligations and persons subsequently becoming parties to the Collateral Documents; provided that (a) neither the Collateral Agent nor any Investor shall assign or transfer any interest in any Company Obligations unless such transfer or assignment is made subject to this Agreement and such transferee, assignee or person assumes the obligations of the transferor or assignor or the obligations of an Investor, as the case may be, hereunder from and after the time of such transfer or assignment, as the case may be, and (b) the appointment of any replacement Collateral Agent shall be subject to the provisions of Section 4 of this Agreement.

21. Additional Investors. Additional Investors may join this Agreement by delivering to the Company, the Collateral Agent, and each other Investor, a fully-executed joinder hereto in the form attached as Exhibit A, together with such other documents and agreements as the Company may reasonably require.

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22. Limitation Relative to Other Agreements. Nothing contained in this Agreement is intended to impair, as between the Investors and the Company, the rights of the Investors and the obligations of the Company under the Collateral Documents, and the agreements, documents and instruments delivered in connection therewith.

23. Counterparts. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Any facsimile copy or .pdf copy of a signature hereto shall have the same effect as the original thereof.

24. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AS TO VALIDITY, INTERPRETATIONS, ENFORCEABILITY AND EFFECT BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

25. Jurisdiction and Venue. THE COMPANY, THE COLLATERAL AGENT, AND EACH INVESTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN NEW YORK, NEW YORK. IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY THIS AGREEMENT OR ANY COLLATERAL DOCUMENT, AND EACH OF THE COMPANY, THE COLLATERAL AGENT, AND EACH INVESTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

26. Waiver of Jury Trial. THE COMPANY, THE COLLATERAL AGENT, AND EACH INVESTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY COLLATERAL DOCUMENT, OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

The remainder of this page is intentionally blank.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

POGOTEC, INC.

By:	/s/ Diane J. Munn
Name:	Diane J. Munn
Title:	Chief Financial Officer

Notice information:
PogoTec, Inc.
4502 Starkey Road, Suite 109
Roanoke, Virginia 24018
Email: dmunn@pogotec.com
Attention: Diane J. Munn

Signature Page to

Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Jack McDougall, as Collateral Agent

By:	/s/ John H. McDougall
John H. McDougall

Notice information:

Signature Page to

Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Scott McKnight, as an Investor

By:	/s/ Scott McKnight
Scott McKnight

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Richard Gordon Faux, as an Investor

By:	/s/ Richard Gordon Faux
Richard Gordon Faux

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Ronald Blum, as an Investor

By:	/s/ Ronald Blum
Ronald Blum

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Barbara Kranz, as an Investor		Marc Kranz, as an Investor

By:	/s/ Barbara Kranz	By:	/s/ Marc Kranz
	Barbara Kranz		Marc Kranz

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Kurt Weir, as an Investor

By:	/s/ Kurt Weir
Kurt Weir

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Christopher Banning, as an Investor

By:	/s/ Christopher Banning
Christopher Banning

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Clifton Cokingtin, as an Investor

By:	/s/ Clifton Cokingtin
Clifton Cokingtin

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Jonathan S. Till, as an Investor

By:	/s/ Jonathan S. Till
Its:
Title:	Investor

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Richard Lindstrom, as an Investor

By:	/s/ Richard Lindstrom
Richard Lindstrom

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Steve Schmidt, as an Investor

By:	/s/ Steve Schmidt
Steve Schmidt

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Joe Gira, as an Investor

By:	/s/ Joe Gira
Joe Gira

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

John H. McDougall, as an Investor

By:	/s/ John H. McDougall
John H. McDougall

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

Fly High Eyes, LLC, as an Investor

By:	/s/ Brendan Sheil
Its:	Brendan Sheil
Title:	President

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Contribution, Indemnity, Intercreditor and Collateral Agency Agreement

SCHEDULE II

SCHEDULE III

PLEDGED ACCOUNT AMOUNTS

Investor	Pledged Account Amount

$

The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SCHEDULE IV

LIST OF COLLATERAL DOCUMENTS

1.	Intellectual Property Security Agreement

2.	Confirmatory Grant of Security Interest in Intellectual Property dated as of the date hereof by the Company in favor of the Collateral Agent for the benefit of itself and the Investors

3.	UCC financing statements

EXHIBIT A

FORM OF JOINDER AGREEMENT

[_______], [20___]

Reference is made to the Contribution, Indemnity, Collateral Agency and Intercreditor Agreement, dated as of June [___], 2017 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), among PogoTec, Inc., a Delaware corporation (the “Company”), the persons and entities delivering a signature page thereto, as the same may be updated from time to time (the “Investors”), and [_______] as the collateral agent appointed pursuant to the terms and conditions hereof (the “Collateral Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such in the Agreement.

Pursuant to the Agreement, [__________], a [______] [________] (the “Joining Investor”), hereby acknowledges and agrees to the terms and conditions of the Agreement and agrees to become an Investor under the Agreement, acknowledges the agreements and undertakings of the Investors under the Agreement to the extent provided therein with the same force and effect as if the Joining Investor was originally an Investor under the Agreement.

The undersigned represents and warrants to the Company, the other Investors, and the Collateral Agent that (i) it has the necessary right, power and authority to execute and deliver this Joinder Agreement and to perform all of the obligations hereunder and the obligations under the Agreement, (ii) all of the representations and warranties contained in the Agreement are true and correct as they relate to the Joining Investor, and (iii) attached is a supplement to Schedules I and/or II and/or III of the Agreement with respect to the SLC Amount and/or Investor Loan Amount and/or Pledged Account Amount of such Joining Investor. This Joinder Agreement shall be binding upon the Joining Investor and its successors and assigns and shall inure to the benefit of the other Investors, the Collateral Agent, the Company and their respective successors and assigns.

This Joinder Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature pages follow]

Executed as a sealed instrument as of the date first set forth above.

[______________]

By:
Name:
Title:

Signature Page to Joinder Agreement